UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under ss.240.14a-12

                           FREQUENCY ELECTRONICS, INC.
                           ---------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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
[LOGO OF FREQUENCY ELECTRONICS]

                           FREQUENCY ELECTRONICS, INC.
                         55 Charles Lindbergh Boulevard
                          Mitchel Field, New York 11553

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               September 29, 2005

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Frequency Electronics, Inc. will be held at the offices of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York, 11553, on the 29th day of September 2005, at 10:00 A.M., Eastern Daylight Savings Time, for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified;

     2. To consider and act upon ratifying the appointment of Holtz Rubenstein Reminick LLP as independent auditors for the fiscal year commencing May 1, 2005.

     3. To consider and act upon adoption of the Frequency Electronics, Inc. 2005 Stock Award Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record as of the close of business on August 26, 2005, the date fixed by the Board of Directors as the record date for the meeting, are entitled to notice of, and to vote at, the meeting.

                                         By order of the Board of Directors

                                                   /s/HARRY NEWMAN
                                                   ---------------
                                                     HARRY NEWMAN
                                                     Secretary

Mitchel Field, New York
August 26, 2005


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           FREQUENCY ELECTRONICS, INC.
                         55 Charles Lindbergh Boulevard
                          Mitchel Field, New York 11553

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               September 29, 2005

     The accompanying Proxy is solicited by and on behalf of the Board of Directors (the "Board") of Frequency Electronics, Inc., a Delaware corporation (hereinafter called the "Company"), for use only at the Annual Meeting of Stockholders to be held at the office of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, on the 29th day of September 2005, at 10:00 A.M., Eastern Daylight Savings Time, or any adjournment or adjournments thereof. The Company will mail this Proxy Statement and the accompanying Proxy on or about August 26, 2005. Only stockholders of record as of the close of business on August 26, 2005 are entitled to notice of, and to vote at, the meeting.

     The Board may use the services of the Company's directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals and reimburse them for their out-of-pocket expenses in so doing. The cost of solicitation of proxies, which it is estimated will not exceed $7,500, will be borne by the Company. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by filing a later dated proxy or by appearing at the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a proxy. Dissenters are not entitled by law to appraisal rights.

VOTING SECURITIES

     The Board has fixed the close of business on August 26, 2005, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting. On August 26, 2005, the Company had outstanding 8,526,600 shares of common stock, $1.00 par value per share ("Common Stock") (excluding 637,340 treasury shares), each of which entitled the holder to one vote. No shares of preferred stock were outstanding as of such date. A quorum of stockholders, present in person or by proxy, is constituted by a majority of the outstanding shares.

     A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes also will be counted for the purpose of determining the presence of a quorum.

     Brokers who do not receive a stockholder's instructions are entitled to vote on the election of directors and the ratification of the independent auditors. Broker non-votes and stockholder abstentions will have no effect on the outcome of the election of directors.

     It is expected that the following business will be considered at the meeting and action taken thereon.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the annual meeting, stockholders will be asked to elect six (6) directors ("Director(s)") to the Board to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Cumulative voting is not permitted. The accompanying Proxy will be voted for the election of all six of the members of the Board, each of whose principal occupations are set forth in the following table, if no direction to the contrary is given. In the event that any such nominee is unable or declines to serve, the Proxy may be voted for the election of another person in his place. The Board knows of no reason to anticipate that this will occur.

Nominees for Election as Directors

       The director nominees are as follows:
                                                                      Year First
                                                                       Elected
Name                    Principal Occupation             Age          Director
----                    --------------------             ---          ----------
Joseph P. Franklin      Chairman of the Board             71            1990
(Major General,         of Directors
 U.S. Army - Ret.)

Martin B. Bloch         President, Chief                  69            1961
                        Executive Officer
                        and a Director

Joel Girsky             President, Jaco                   66            1986
                        Electronics, Inc., and a
                        Director

E. Donald Shapiro       Dean Emeritus,                    73            1998
                        New York University School
                        of Law and a Director

S. Robert Foley, Jr.    Vice President for Laboratory     77            1999
(Admiral, U.S.          Management, University of
 Navy - Ret.)           California, and a Director

Richard Schwartz        Trustee, Cooper Union and         69            2004
                        a Director

     All directors hold office for a one-year period or until their successors are elected and qualified.

     The Company's Board of Directors will consist of four (4) independent members (Messrs. Foley, Girsky, Shapiro and Schwartz), as defined in the listing standards of the American Stock Exchange ("AMEX") and two (2) officers of the Company (Messrs. Bloch and Franklin). The composition of the Board is in full compliance with the listing requirements of the AMEX as required under corporate governance rules promulgated by the Securities and Exchange Commission ("SEC").

Directors' Fees

     Effective July 31, 2004, directors who are not officers, retired officers or affiliates of the Company receive an honorarium of $10,000 and $2,500 for attendance at each Board meeting or meeting of a Board committee of which he is a member ($1,500 if such attendance is telephonic). Prior to July 31, 2004, Mr. Girsky did not receive compensation for his services and only Messrs. Shapiro and Foley received the honorarium and a $2,500 meeting attendance fee. In addition, effective January 1, 2004, the chairman of the Audit Committee receives a stipend of $10,000. Company officers do not receive additional compensation for attendance at Board meetings or committee meetings.

Business Experience of Directors

     MARTIN B. BLOCH, age 69, has been a Director of the Company and of its predecessor since 1961. He has served continuously since 1961 as the Company's President and, except for December 1993 through April 1999, as its Chief Executive Officer. Previously, he served as chief electronics engineer of the Electronics Division of Bulova Watch Company.

     JOSEPH P. FRANKLIN, age 71, has served as a Director of the Company since March 1990. In December 1993, he was elected Chairman of the Board of Directors and, from December 1993 through April 1999, served as Chief Executive Officer of the Company. From August 1987 to November 1993, he was the chief executive officer of Franklin S.A., a Spanish business consulting company located in Madrid, Spain, specializing in joint ventures, and was a director of several prominent Spanish companies. General Franklin was a Major General in the United States Army until he retired in July 1987.

     JOEL GIRSKY, age 66, has served as a Director of the Company since October 1986. He is the president and a director of Jaco Electronics, Inc., which is in the business of distributing electronics components, and has served in such a capacity for over thirty years. Mr. Girsky is the Chairman of the Company's Compensation Committee.

     E. DONALD SHAPIRO, age 73, has been The Joseph Solomon Distinguished Professor of Law, New York University School of Law, since 1983 and Dean Emeritus since 2000 and was previously Dean/Professor of Law from 1973 to 1983. He is a director of Loral Space & Communications, Ltd., Vasomedical, Inc., nStor Technologies, Inc. and Kramont Realty Trust. Mr. Shapiro became a member of the Board of Directors in 1998 and serves as Chairman of the Company's Audit Committee.

     S. ROBERT FOLEY, Jr., age 77, is Vice President for Laboratory Management, University of California. He served as Vice President of Raytheon International, Inc. and President of Raytheon Japan from 1995 to 1998. Admiral Foley served in the United States Navy for 35 years, including the position of Commander-In-Chief of the Pacific Fleet. Admiral Foley is also a director of KEI Pearson. Admiral Foley became a member of the Board of Directors in 1999.

     RICHARD SCHWARTZ, age 69, is a trustee and chairman of the Finance Committee of Cooper Union in New York City. Prior to his retirement in 2000, Mr. Schwartz was Chief Executive Officer and Chairman of ATK. He served in senior executive positions at ATK and predecessor companies since 1990. Prior to that Mr. Schwartz had been president of the Rocketdyne division of Rockwell International, a company he first joined in 1957. Mr. Schwartz also serves on the board of directors of Astronautics Corporation of America.

Vote Required

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Holtz Rubenstein Reminick LLP, independent accountants, to be the Company's external auditors for the fiscal year commencing May 1, 2005, and recommends to stockholders that they vote for ratification of that appointment.

     It is anticipated that a representative of Holtz Rubenstein Reminick LLP will be present at the meeting. Such representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

                            AUDIT AND NON-AUDIT FEES

     The following table presents the aggregate fees billed for professional services rendered by Holtz Rubenstein Reminick LLP in fiscal years 2005 and 2004. Other than as set forth below, no professional services were rendered or fees billed by Holtz Rubenstein Reminick LLP during fiscal years 2005 and 2004.

               Service                 2005               2004
        ----------------------------------------------------------------
        Audit Fees (1)               $191,225                 -
        ----------------------------------------------------------------
        Audit-Related Fees (2)         53,374           $29,709
        ----------------------------------------------------------------
        Tax Fees (3)                   10,463
        ----------------------------------------------------------------
        All Other Fees (4)                  -                 -
        ----------------------------------------------------------------
        TOTAL                        $255,062           $29,709
        ----------------------------------------------------------------
     (1) Audit fees consist of professional services rendered for the audit of the Company's annual financial statements and the reviews of the quarterly financial statements and issuance of consents and assistance with and review of documents filed with the SEC.
     (2) Other audit-related services provided by Holtz Rubenstein Reminick LLP include the annual audit of the Company's employee benefit plans as well as accounting consultations regarding significant transactions during the fiscal year.
     (3) Tax fees consist of fees for services rendered to the Company for tax compliance, tax planning and advice.
     (4)  No other services were performed by Holtz Rubenstein  Reminick LLP, in
          connection   with   financial    information    systems   design   and
          implementation or otherwise.

Pre-Approved Services

     Prior to engaging Holtz Rubenstein Reminick LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the external auditor was compatible with the maintenance of Holtz Rubenstein Reminick LLP's independence in the conduct of its auditing services.

     The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent auditors.

     Before engagement of the independent auditors for the next year's audit, the independent auditors will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

     Audit Services include audit work performed on the Company's financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

     Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements and discussions surrounding the proper application of financial accounting and/or reporting standards.

     Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditors' tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

     Other Services are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditors.

     Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditors to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required

     The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for the ratification of Holtz Rubenstein Reminick LLP as the Company's independent auditors for the 2006 fiscal year.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                                 PROPOSAL NO. 3

                   APPROVAL OF THE FREQUENCY ELECTRONICS, INC.
                              2005 STOCK AWARD PLAN

     The Board has adopted, subject to approval by the Stockholders of the Company, a new stock award plan entitled, "Frequency Electronics, Inc. 2005 Stock Award Plan" (the "2005 Stock Plan"). If approved by shareholders, the 2005 Stock Plan will be used to provide stock-based incentive compensation to the Company's eligible employees, directors and independent contractors. The 2005 Stock Plan is intended to meet the objective of balancing shareholder concerns about dilution with the Company's need to continue to provide appropriate incentives to achieve Company performance objectives. The Board of Directors believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the shareholders and to create long-term shareholder value. The Company's Board of Directors believes that the 2005 Stock Plan increases its ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help the Company recruit, reward, motivate and retain talented personnel.

Key  terms of the 2005 Stock Award Plan  include:
     o The Company will increase the shares available for grant under its stock compensation plans by a net amount of 100,750 shares of Common Stock. This is achieved by having a share reserve of 400,000 shares under the 2005 Stock Plan and the elimination of available share reserves for a total of 299,250 shares under prior stock compensation plans of the Company.

     o The Company will terminate and will no longer make grants under any of its existing equity compensation plans, including those plans which have not received stockholder approval.

     o The 2005 Stock Plan does not permit the grant of stock option or stock appreciation right awards with an exercise price less than fair market value of Common Stock on the date of grant.

     o The 2005 Stock Plan permits the grant of stock based awards other than stock options, including the grant of "full value" awards such as restricted stock, stock units and performance shares.

     o The 2005 Stock Plan will permit the qualification of awards under the plan (payable in either stock or cash) as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"). See "Federal Income Tax Information" below for a more detailed discussion of the application of Section 162(m).

     o Any shares not issued in connection with awards outstanding under existing stock compensation plans of the Company will become available for issuance under the 2005 Stock Plan. As of April 30, 2005, 1,273,537 shares of the Company's Common Stock are issuable upon exercise of outstanding options (as described in more detail below under the section heading "Shares Available for Awards").

     o Any shares not issued in connection with awards granted under the 2005 Stock Plan, (as described in more detail below under the section heading "Shares Available for Awards") will become available for reissuance under the 2005 Stock Plan.

     As shown in the table on page 25 under the caption, Securities Authorized for Issuance under Equity Compensation Plans, as of April 30, 2005, an aggregate of 1,273,537 shares of the Company's common stock ("Common Stock") are issuable upon exercise of outstanding options and the Company has available 299,250 shares for issuance under existing equity compensation plans. The Board of Directors has approved the 2005 Stock Plan, subject to approval from the Company's stockholders at the annual meeting. If the stockholders approve the 2005 Stock Plan, the Company will terminate the Company's other equity compensation plans as to new awards. If the stockholders do not approve the 2005 Stock Plan, the Company's existing equity compensation plans will remain in effect in accordance with their current terms.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the proposal. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. The Company's named executive officers and directors have an interest in this proposal.

Material Features of the 2005 Stock Award Plan

     The material features of the 2005 Stock Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2005 Stock Plan. Any stockholder who wishes to obtain a copy of the actual plan document may receive one upon written request to the Company at 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Investor Relations.

       Background and Purpose

     The terms of the 2005 Stock Plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock-related awards and performance awards that may be settled in cash, stock, or other property.

     The purpose of the 2005 Stock Plan is to provide a means by which employees, directors, and independent contractors of the Company and those of its subsidiaries and other designated affiliates, which are referred to together as affiliates, may be given an opportunity to purchase Common Stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

       Shares Available for Awards

     The total number of shares of Common Stock that may be subject to awards under the 2005 Stock Plan is equal to 400,000 shares, plus (i) the number of shares with respect to which awards granted under the 2005 Stock Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (ii) the number of shares with respect to which awards previously granted under the prior plans terminate without the issuance of the shares or where the shares are forfeited or repurchased; (iii) with respect to awards granted under the 2005 Stock Plan or the prior plans, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2005 Stock Plan or the prior plans.

       Limitations on Awards

     The 2005 Stock Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations, no more than 200,000 shares of stock may be granted to an individual during any fiscal year pursuant to any awards granted under the 2005 Stock Plan. The maximum amount that may be earned by any one participant as a Performance Award (payable in cash) or other cash award for a performance period is $1,000,000.

       Capitalization Adjustments

     In the event that a dividend or other distribution (whether in cash, shares of Common Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Common Stock, so that an adjustment, substitution or exchange is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust any or all of (1) the kind and number of shares available under the 2005 Stock Plan, (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph, (3) the kind and number of shares subject to all outstanding awards, (4) the exercise price of options or any purchase price relating to other awards and (5) other affected terms of awards. The plan administrator is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.

       Eligibility

     The persons eligible to receive awards under the 2005 Stock Plan consist of officers, directors, employees, and independent contractors of the Company and those of its affiliates. However, incentive stock options may be granted under the 2005 Stock Plan only to Company employees, including officers, and those of its affiliates.

       Administration

     The Board of Directors will administer the 2005 Stock Plan unless it delegates administration of the 2005 Stock Plan to one or more committees of the Board of Directors. Together, the Board of Directors and any committee(s) delegated to administer the 2005 Stock Plan are referred to as the plan administrator. If a committee is delegated to administer the 2005 Stock Plan, then the committee members may be "non-employee directors" as defined by Rule 16b-3 of the Securities Exchange Act, "outside directors" for purposes of
Section 162(m), and independent as defined by the American Stock Exchange or any other national securities exchange on which any of the securities of the Company may be listed for trading in the future. Subject to the terms of the 2005 Stock Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of Common Stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Stock Plan, and make all other determinations that may be necessary or advisable for the administration of the 2005 Stock Plan. The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient.

       Stock options and stock appreciation rights

     The plan administrator is authorized to grant stock options, including both incentive stock options, which are referred to as ISOs, and non-qualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in Common Stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of Common Stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares (so long as the plan administrator determines that the payment with shares will not cause a financial accounting charge), and outstanding awards or other property having a fair market value equal to the exercise price. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.

       Restricted Stock and Stock Units

     The plan administrator is authorized to grant restricted stock and stock units. Restricted stock is a grant of shares of Common Stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of the Company's stockholders, unless otherwise determined by the plan administrator. An award of a stock unit confers upon a participant the right to receive shares of Common Stock at the end of a specified period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of a stock unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

       Dividend Equivalents

     The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards, or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or otherwise as specified by the plan administrator.

       Bonus Stock and Awards in Lieu of Cash Obligations

     The plan administrator is authorized to grant shares of Common Stock as a bonus free of restrictions for services performed for the Company or to grant shares of Common Stock or other awards in lieu of the Company's obligations to pay cash under the 2005 Stock Plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.

       Other Stock-Based Awards

     The plan administrator is authorized to grant awards under the 2005 Stock Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon the Company's performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.

       Performance Awards

     The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator. In addition, the 2005 Stock Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of Common Stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be "covered employees" (as defined below) may, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as "performance-based" compensation not subject to the limitation on tax deductibility by the Company under Section 162(m). For purposes of Section 162(m), the term "covered employee" means the Company's chief executive officer and its four highest compensated officers as of the end of a taxable year as disclosed in the Company's filings with the Securities and Exchange Commission. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m), rather than the Board of Directors.

     Subject to the requirements of the 2005 Stock Plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on the Company's consolidated financial statements, and/or those of its affiliates, or for its business units (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for performance awards designed to comply with the performance-based compensation exception to
Section 162(m): (1) earnings per share; (2) revenues or margins;  (3) cash flow;
(4) operating margin; (5) return on net assets, investment,  capital, or equity;
(6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of the Company's ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. For covered employees, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m).

       Other Terms of Awards

     Awards may be settled in the form of cash, shares of Common Stock, other awards, or other property in the discretion of the plan administrator. Awards under the 2005 Stock Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The plan administrator is authorized to place cash, shares of Common Stock, or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2005 Stock Plan. The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Stock Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the plan administrator may, in its discretion, permit transfers of awards subject to any applicable legal restrictions. The plan administrator may cancel awards granted under the 2005 Stock Plan in exchange for a payment of cash or other property. The plan administrator, in its sole discretion, will determine the terms of any exchange of or purchase of an award.

       Acceleration of Vesting; Change in Control

     The plan administrator, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if the Company undergoes a "change in control," as defined in the 2005 Stock Plan. In addition, the plan administrator may provide in an award agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any "change in control." The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by the Company or its successor without "cause" or terminates for "good reason."

     To the extent the Company undergoes a corporate transaction, the 2005 Stock Plan provides that outstanding awards may be assumed, substituted for or continued in accordance with their terms. If the awards are not assumed, substituted for or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction. The plan administrator may, in its discretion, either cancel the outstanding awards in exchange for a cash payment or vest all or part of the award contingent on the corporate transaction.

       Amendment and Termination

     The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2005 Stock Plan or the plan administrator's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Unless earlier terminated by the Board of Directors, the 2005 Stock Plan will terminate on the earlier of (1) ten years after the later of (x) its adoption by the Board of Directors and (y) the approval of an increase in the number of shares reserved under the 2005 Stock Plan by the Board of Directors (contingent upon such increase being approved by the Company's stockholders) and (2) such time as no shares of Common Stock remain available for issuance under the 2005 Stock Plan and no further rights or obligations with respect to outstanding awards are outstanding under the 2005 Stock Plan. Amendments to the 2005 Stock Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.

Federal Income Tax Consequences of Awards

     The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2005 Stock Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

       Nonqualified Stock Options

     Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is an employee of the Company or one of its affiliates, that income will be subject to withholding tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee's capital gain holding period for those shares will begin on that date.

     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

       Incentive Stock Options

     The 2005 Stock Plan provides for the grant of stock options that qualify as "incentive stock options," which are referred to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which is referred to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

     If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which is referred to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

     The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) and provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

       Stock Awards

     Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

     The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

       Stock Appreciation Rights

     The Company may grant stock appreciation rights separate from any other award, which is referred to as stand-alone stock appreciation rights, or in tandem with options, which is referred to as tandem stock appreciation rights, under the 2005 Stock Plan.

     With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of Common Stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock on the day the right is exercised and the shares of Common Stock are delivered. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

     The Company has not granted and does not plan to grant any tandem stock appreciation rights, due to the adverse tax consequences of such awards under
Section 409A of the Code.

     Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

       Stock Units

     Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of Common Stock received over any amount paid by the recipient in exchange for the shares of Common Stock. To conform to the requirements of Section 409A of the Code, the shares of Common Stock subject to a stock unit award may only be delivered upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, unless the stock units qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, there will be an additional twenty percent excise tax and interest on any taxes owed.

     The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

       Dividend Equivalents

     Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the dividend equivalent award received. Subject to the requirement of reasonableness, the provisions of
Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.

       Section 162 Limitations

     Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term "covered employee" means the Company's chief executive officer and its four highest compensated officers as of the end of a taxable year as disclosed in the Company's filings with the Securities and Exchange Commission.

     Certain kinds of compensation, including qualified "performance-based" compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board of Directors consisting solely of "outside directors" and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the 2005 Stock Plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered "performance-based" compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

     The regulations under Section 162(m) require that the directors who serve as members of the committee must be "outside directors." The 2005 Stock Plan provides that directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or those of one of its affiliates, (ii) former employees of the Company or those of one of its affiliates who is receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or those of one of its affiliates, (iv) directors currently receiving direct or indirect remuneration from the Company or one of its affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Stock Option Plan Benefits

     Benefits obtained by employees of the Company under its stock option plans are made on a discretionary basis by the plan administrator. Accordingly, it is not possible to determine the benefits that will be received by executive officers and other employees of the Company under the 2005 Stock Plan in fiscal year 2006. As of August 26, 2005, no shares had been issued on the basis of the proposed 2005 Stock Plan subject to this proposal. (See the table on page 25 titled Option Grants in Fiscal 2005 for a list of options granted to Named Officers under prior plans.)

Vote Required

     An affirmative vote by the holders of a majority of the Company's shares present or represented by proxy at the Annual Meeting is required for approval of the 2005 Stock Plan. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL IS SPECIFICALLY INDICATED.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                                 PROPOSAL NO. 4

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board intends to present and knows that others will present at the meeting are hereinabove set forth. If any other matter or matters are properly brought before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote the Proxy on such matters in accordance with their judgment.


                            PROPOSALS OF STOCKHOLDERS

     In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2006 Annual Meeting of Stockholders must submit such proposal to the Company no later than April 28, 2006.

           STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of August 26, 2005, information concerning the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) the Company's chief executive officer and the Company's four most highly compensated other executive officers who were serving as executive officers at the end of the last completed fiscal year, and (iv) all directors and officers of the Company as a group:

Name and Address of Beneficial Holder      Number of Shares     Percent of Class
                                                                      (1)
-------------------------------------      ----------------     ----------------
DePrince Race & Zollo, Inc. (2)
201 S. Orange Ave.
Orlando, FL  32801                              1,256,200            14.7%

Inverness Counsel, Inc. (3)
545 Madison Ave.
New York, NY  10022                               868,834            10.2%

AWM Investment Company, Inc. (4)
153 East 53rd St
New York, NY  10022                               459,100             5.4%

Dimensional Fund Advisors, Inc. (5)
1299 Ocean Ave.
Santa Monica, CA  90401                           424,800             5.0%

Frequency Electronics, Inc.,
Employee Stock Ownership Plan (6)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553                           582,053             6.8%

Name and Address of Beneficial Holder      Number of Shares     Percent of Class
                                                                      (1)
-------------------------------------      ----------------     ----------------
Martin B. Bloch (7)(8)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553                           738,424             8.7%

Joseph P. Franklin (8)(9)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553                           101,287             1.2%

Joel Girsky (10)
c/o Jaco Electronics, Inc.
145 Oser Avenue
Hauppauge, NY 11788                                55,000             *

E. Donald Shapiro (10)
10040 E. Happy Valley Road
Scottsdale, AZ  85255                              33,600             *

S. Robert Foley (10)
One Lakeside Dr.
Oakland, CA  94612                                 30,000             *

Richard Schwartz
4427 Golf Course Dr.
Westlake Village, CA 91362                              -             -

Michel Gillard (8)
Mont Saint-Martin 58
B-4000 Liege, Belgium                             213,994             2.5%

Markus Hechler (8)(11)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553                           113,221             1.3%

Hugo Fruehauf (8)
1515 South Manchester Blvd.
Anaheim, CA 92802                                  17,252             *

Oleandro Mancini (8)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553                            28,901             *

All executive officers
and directors as a group
(16 persons) (8)(11)                            1,583,062            18.6%

*designates less than one (1%) percent.
--------------------------------
Notes:

(1)  Based on 8,526,600 shares outstanding as of August 26, 2005.

(2) As reported in a Form 13F for the quarter ended June 30, 2005, filed by DePrince Race & Zollo, Inc. DePrince Race & Zollo, Inc., an investment advisor registered under the Investment Advisors Act of 1940, provides investment advisory services on a discretionary basis to institutional clients, most of whom are pension and profit sharing plans and trusts.

(3) As reported in a Form 13F for the quarter ended June 30, 2005, filed by Inverness Counsel, Inc. ("Inverness"), which is an investment advisor registered under the Investment Advisors Act of 1940. According to a
     Schedule 13D filing dated December 30, 1997, Inverness originally purchased 854,100 shares of Common Stock for and on behalf of clients of Inverness, in the ordinary course of business for investment from the personal funds of such clients. Inverness has the sole power to dispose or to direct the disposition of such shares. Inverness does not possess, nor does it share, the power to vote or to direct the vote of any of such shares. Various officers and directors of Inverness own 35,950 shares, and such persons individually have the exclusive right to dispose, or to direct the disposition of, or to vote, or to direct the vote of, the shares owned by them.

(4) As reported in a Form 13F for the quarter ended March 31, 2005, filed by Austin W. Marxe and David M. Greenhouse, officers of AWM Investment Company, Inc., an institutional investment manager. Marxe and Greenhouse share sole voting and investment power over 459,100 shares of Company Common Stock. Marxe and Greenhouse are managing members of various funds owning the Company's Common Stock. The principal business of each Fund is to invest in equity and equity-related securities.

(5) As reported in a Form 13F for the quarter ended June 30, 2005, filed by Dimensional Fund Advisors Inc. ("Dimensional"), which is an investment advisor registered under the Investment Advisors Act of 1940. Per a
     Schedule  13G  filing  dated  December  31,  2004,   Dimensional  furnishes
     investment advice to four investment companies registered under the Investment Advisors Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the 424,800 shares that are owned by such investment companies, commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of such securities.

(6) Includes 460,958 shares of stock held by the Frequency Electronics, Inc. ESOP Trust (the "Trust") for the Company's Employee Stock Ownership Plan, all of which shares have been allocated to the individual accounts of employees of the Company (including the Named Officers as defined on page
     24); also includes 121,095 shares held by the Trust under the Company's Stock Bonus Plan (converted by amendment to the Employee Stock Ownership Plan as of January 1, 1990).

(7) Includes 198,000 shares issuable on the full exercise of options granted to Mr. Bloch: 18,000 shares granted on August 31, 1998 at an exercise price of $7.125 under the Senior ESOP, as that term is hereinafter defined, and 180,000 shares granted on March 1, 2001 at an exercise price of $13.49, per terms of Mr. Bloch's employment agreement. (See the discussion on the Chief Executive Officer included in the Compensation Committee Report, below).

(8) Includes the number of shares which, as at August 26, 2005, were deemed to be beneficially owned by the persons named below, by way of their respective rights to acquire beneficial ownership of such shares within 60 days through (i) the exercise of options; (ii) the automatic termination of a trust, discretionary account, or similar arrangement; or (iii) by reason of such person's having sole or shared voting powers over such shares. The following table sets forth for each person named below the total number of shares which may be so deemed to be beneficially owned by him and the nature of such beneficial ownership:

                       Stock Bonus                   Profit Sharing
            Name       Plan Shares     ESOP Shares    Plan & Trust      ISOP
                                                         401(k)       or NQSO
                           (a)            (b)             (c)          Shares
  ------------------- --------------- ------------- ---------------- ----------
  Martin B. Bloch         22,317         4,205           1,567         30,000
  ------------------- --------------- ------------- ---------------- ----------
  Joseph P. Franklin         -0-         4,031           1,001         20,000
  ------------------- --------------- ------------- ---------------- ----------
  Michel Gillard             -0-           -0-             -0-         25,000
  ------------------- --------------- ------------- ---------------- ----------
  Markus Hechler           2,707         5,968           1,497         68,750
  ------------------- --------------- ------------- ---------------- ----------
  Hugo Fruehauf              -0-           -0-             587          7,500
  ------------------- --------------- ------------- ---------------- ----------
  Oleandro Mancini           -0-           -0-           1,151         27,750
  ------------------- --------------- ------------- ---------------- ----------
  All Directors and
  Officers as a Group     26,060        40,320          11,859        406,625
  (16 persons)
  ------------------- --------------- ------------- ---------------- ----------

     (a) Includes all shares allocated under the Company's Stock Bonus Plan ("Bonus Plan") to the respective accounts of the named persons, ownership of which shares is fully vested in each such person. No Bonus Plan shares are distributable to the respective vested owners thereof until after their termination of employment with the Company. As of January 1, 1990, the Bonus Plan was amended to an "Employee
          Stock Ownership Plan" (see the discussion of the Employee Stock Ownership Plan contained in the Compensation Committee Report, below; see also footnote (b) to the table).

     (b) Includes all shares allocated under the Company's Employee Stock Ownership Plan ("ESOP") to the respective accounts of the named persons, ownership of which shares was fully vested in each such person as at April 30, 2005. ESOP shares are generally not distributable to the respective vested owners thereof until after their termination of employment with the Company. However, upon the attainment of age 55 and completion of 10 years of service with the Company, a participant may elect to transfer all or a portion of his vested shares, or the cash value thereof, to a Directed Investment Account. Upon the allocation of shares to an employee's ESOP account, such employee has the right to direct the ESOP trustees in the exercise of the voting rights of such shares (see the discussion of the ESOP included below in the Compensation Committee Report).

     (c) Includes all shares allocated under the Company's profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986. This plan permits eligible employees, including officers, to defer a portion of their income through voluntary contributions to the plan. Under the provisions of the plan, the Company made discretionary matching contributions of the Company's Common Stock. All participants in the plan become fully vested in the Company contribution after six years of employment. Messrs Bloch, Franklin and Hechler are fully vested in the shares attributable to their accounts. Mr. Gillard, who is a citizen and resident of Belgium, is ineligible to participate in the 401(k) plan.

(9) Includes 3,000 shares issuable on the full exercise of options granted to General Franklin on August 31, 1998 under the Senior ESOP, as that term is hereinafter defined, at an exercise price of $7.125. (See the discussion of the Senior ESOP included under Equity Compensation Plan Information, below).

(10) Includes shares issuable on the exercise of options granted to the non-officer directors of the Company under the Independent Contractors Stock Option Plan.

               Name          Exercisable        Grant           Exercise
                                Share           Date             Price
        ------------------- -------------- ------------------ ------------
        Joel Girsky             30,000        June 29, 1998     $12.81
        ------------------- -------------- ------------------ ------------
        E. Donald Shapiro       30,000        June 29, 1998     $12.81
        ------------------- -------------- ------------------ ------------
        S. Robert Foley         30,000       March 12, 1999      $7.34
        ------------------- -------------- ------------------ ------------

(11) Includes shares granted to the officers of the Company pursuant to a stock purchase agreement in connection with the Company's Restricted Stock Plan:

                         Name           Restricted
                                           Stock
             ------------------------ -----------------
             Markus Hechler                 7,500
             ------------------------ -----------------
             All Officers as a Group       22,500
              (10 persons)
             ------------------------ -----------------

     There are no beneficial owners known to the Company who have the right to acquire further beneficial ownership, except as indicated above.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, the Company believes that during the fiscal year ended April 30, 2005, the Company's directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the following exceptions:

     Through inadvertence, General Joseph Franklin, Chairman of the Board of Directors, did not timely file a Form 4 upon exercising a stock option grant by which he acquired 6,000 shares of the Company's Common Stock. The exercise date was May 4, 2004 and the requisite Form 4 was not filed until May 12, 2004.

     Mr. Thomas McClelland, Vice President, sold 1,082 shares of the Company's Common Stock in a series of four transactions. The first three sales, consisting of an aggregate of 82 shares, were initiated during August 2004 by Mr. McClelland's broker to meet margin requirements. The fourth sale of 1,000 shares occurred on September 7, 2004. The required Form 4 was filed on September 13, 2004.

   CERTAIN INFORMATION AS TO COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the past fiscal year, four meetings of the Board were held. Each incumbent director attended all meetings of the Board, either in person or by telephone. In addition, each incumbent director attended 75% or more of the aggregate number of meetings of the Board committees on which he served during the past fiscal year.

     In addition to attendance at Board meetings, the Board of Directors encourages, but does not require, all directors to attend annual meetings of the Company's stockholders. Three members of the current Board of Directors attended the Company's 2004 Annual Meeting of Stockholders.


Audit Committee

     In December 1983, the Board appointed an Audit Committee which presently consists of three directors, Messrs. Foley, Girsky and Shapiro. Each of these directors is independent in accordance with the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Exchange Act and as defined in Section 121A of the listing standards of the American Stock Exchange, upon which the Company's Common Stock is listed and trades. The Board has determined  that  each  member  of the  Audit  Committee  is able  to  read  and understand fundamental financial statements. In addition, the Board has determined that both E. Donald Shapiro, chairman, and Joel Girsky satisfy the SEC's criteria as "audit committee financial experts."

     The Audit Committee has procedures in place to receive, retain and handle complaints received regarding accounting, internal controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

     The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, retention and oversight of the Company's independent auditors, (ii) review and pre-approval of all audit and non-audit services provided to the Company by the independent auditors, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements. The Amended and Restated Charter of the Audit Committee, which describes all of the Audit Committee's responsibilities, is posted on the Company's website at http://www.frequencyelectronics.com.

     The Audit Committee held five meetings during the last fiscal year. The Audit Committee's report appears on page 22 of this Proxy Statement.

Compensation Committee

     The Compensation Committee consists of three directors, Messrs. Foley, Girsky and Shapiro. The Compensation Committee determines cash remuneration arrangements for the highest paid executives and oversees the Company's stock option, bonus and other incentive compensation plans.

     The report of the Compensation Committee appears on pages 20 and 21 of this proxy statement. The Compensation Committee held one meeting during fiscal year 2005.

              DIRECTOR NOMINATIONS AND CORPORATE GOVERNANCE MATTERS

Director Nominations

     Due to the relatively small size of its Board of Directors, the Company does not have a formal nominating or corporate governance committee. New director nominations, which are infrequent, and compliance with corporate governance rules, are reviewed and approved by the independent directors. By Board resolution, the Company has determined that if a new director is to be nominated, the independent directors of the Company (currently Messrs. Foley, Girsky, Shapiro and Schwartz) will conduct interviews of qualified candidates and, as appropriate, will recommend selected individuals to the Board. The independent directors consider director candidates based on criteria approved by the Board, including such individuals' backgrounds, skills, expertise, accessibility and availability to serve constructively and effectively on the Board. The Company may retain a director search firm to assist it in identifying qualified director nominees.

Director Candidates Proposed by Stockholders

     The Company will consider recommendations for director candidates submitted in good faith by stockholders of the Company. A stockholder recommending an individual for consideration by the Board (and the independent directors) must provide (i) evidence in accordance with Rule 14a-8 of the Exchange Act of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary.

     In order for a recommendation to be considered by the Company for the 2006 Annual Meeting of Stockholders, the Company's Corporate Secretary must receive the recommendation no later than 5:00 p.m. local time on April 28, 2006. Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company). The Company's Corporate Secretary will send properly submitted stockholder recommendations to the independent directors for consideration at a future meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the independent directors.

Communications with Directors

     Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board, by writing to the attention of such individual at the following address: Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention:
Corporate Secretary. The Company's Secretary will distribute any stockholder communications received to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board.

     Communications that are intended for the non-management directors generally should be marked "Personal and Confidential" and sent to the attention of the Chairman of the Audit Committee. The Chairman will distribute any communications received to the non-management member(s) to whom the communication is addressed.

Executive Sessions of Independent Directors

     The independent directors will regularly meet without any management directors or employees present. Such executive sessions will be held at least annually and as often as necessary to fulfill the independent directors' responsibilities.

Code of Ethics

     All directors, officers and employees of the Company must act ethically and in accordance with the Company's Code of Ethics (the "Code of Ethics"). The Code of Ethics satisfies the definition of "code of ethics" under the rules and regulations of the SEC and is available on the Company's website at http://www.frequencyelectronics.com. The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address: Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Ethics Officer. Annually, the Company's directors review the Code of Ethics and the report of the Company's Ethics Committee.

                             EXECUTIVE COMPENSATION

       Compensation Committee Report on Executive Compensation

Overall Policy

     The members of the Compensation Committee include Messrs. Joel Girsky, E. Donald Shapiro and S. Robert Foley. The Compensation Committee reviews and, with any changes it believes appropriate, approves the Company's executive compensation.

     The general goals of the Compensation Committee are to: (i) attract, motivate, and retain effective and highly qualified executives; (ii) strengthen the common interests of management and stockholders through executive stock ownership; (iii) promote the Company's long- and short-term strategic goals and human resource strategies; (iv) recognize and award individual contributions to the Company's performance; and (v) reflect compensation practices of comparable companies.

     To achieve the foregoing goals, the Compensation Committee has structured a comprehensive compensation program aimed at: (i) compensating executive officers on an annual basis with a cash salary at a level sufficient to retain and motivate them and to recognize and award individual merit; (ii) linking a portion of executive compensation to long-term appreciation of the Company's stock price by encouraging executive ownership of the Company's stock through awards of shares of the Company's stock and grants of options to purchase Company stock; and (iii) providing incentives to achieve corporate performance goals by rewarding contributions to the Company's performance through cash bonuses keyed to operating profit levels. These policies are implemented through a reward system which includes base salary and long- and short-term incentive compensation opportunities consisting of the following:

Base Salaries

     The Compensation Committee annually reviews the base salaries of the CEO and all other executive officers of the Company. The Compensation Committee believes that the Company's executive officers, including those shown in the Summary Compensation Table on page 18 (the "Named Officers") have been largely responsible for the Company's past successes and for achieving the production and engineering improvements that have maintained the Company's position at the forefront of technical innovation. A base salary for each executive is determined on the basis of such factors as: levels of responsibility; experience and expertise; evaluations of individual performance; contributions to the overall performance of the Company; time and experience with the Company; internal compensation equity; external pay practices for comparable companies; and existing base salary relative to position value.

Short-Term Incentives

     The Company maintains two short-term incentive bonus plans, the Income Pool Incentive Compensation Plan ("IPICP") and the Presidential Incentive Plan ("PIP"). They are designed to create incentives for superior performance and to allow the Company's executive officers to share in the success of the Company by rewarding the contributions of individual officers. The availability of funds for distribution under these plans is dependent upon the performance of the Company as a whole. Focused on short-term or annual business results, they enable the Company to award designated executives with annual cash bonuses based on their contributions to the profits of their particular divisions of the Company.

Long-Term Incentives

     As part of its comprehensive compensation program, the Company stresses long-term incentives through awards of shares of its common stock under the Employee Stock Ownership Plan ("ESOP") and through the grant of options to purchase common stock through various employee stock option plans. Grants and awards are aimed at attracting new personnel, recognizing and rewarding current executive officers for special individual accomplishments, and retaining high-performing officers and key employees by linking financial benefit to the performance of the Company (as reflected in the market price of the Company's common stock) and to continued employment with the Company. The number of shares granted to executive officers under the Company's ESOP is determined on a pro-rata basis. Grants of stock options are generally determined on an individual-by-individual basis. The factors considered are the individual's performance rating and potential for contributing to the Company's future growth, the number of stock options previously granted to the individual and the Company's financial and operational performance.

Supplemental Separation Benefits

     The Company has an agreement with certain executive officers and certain key employees to provide supplemental separation benefits. Under the agreement, in the event of a change in control or ownership of part or all of the Company which gives rise to discharge of any officer or employee without cause, then such officer or employee will receive supplemental severance pay equal to one and one-half times the employee's average base salary plus cash bonus from the previous five calendar years prior to the change of control if such discharge occurs in the first year after the change of control. If discharge occurs more than one year but less than two years after the change of control, then the employee will receive two-thirds of the five-year average of base salary and bonus.

Chief Executive Officer

     Pursuant to his employment agreement, Mr. Bloch's base annual salary is $400,000. Mr. Bloch receives additional compensation of $42,000 in the form of Company-paid premiums for life insurance coverage, the beneficiaries of which are Mr. Bloch's heirs. Mr. Bloch's employment agreement provides a fixed annual bonus of 6% of the pre-tax profit of the Company with a cap on the pre-tax profit at $20,000,000, as well as separation benefits in the event of a change in control or ownership of part or all of the Company, continuation of disability, medical and life insurance, the cost of an annual physical examination and a new automobile every three years. Mr. Bloch was awarded stock options to purchase an aggregate of 228,000 shares of the Company's common stock. The grants were made at the fair market value on August 31, 1998 (18,000 shares at $7.125), July 7, 1999 (30,000 shares at $7.625) and March 1, 2001
(180,000 shares at $13.49). The options are exercisable for a period of ten (10) years from the date of grant.

     In determining the compensation package for Mr. Bloch, the Compensation Committee took into account the compensation packages for senior officers at companies of comparable size and complexity, both public and private, as well as its assessment of Mr. Bloch's individual performance, his contributions to the Company's past growth and accomplishments as well as contributions which it is anticipated will be made by Mr. Bloch in the future. In this regard, the Compensation Committee recognized Mr. Bloch's untiring efforts in developing new applications and markets based on the Company's technology, including the successful integration of the technologies and capabilities of recently acquired subsidiaries. The Compensation Committee believes these efforts position the Company to compete more effectively on U.S. government programs and in world-wide commercial markets. The Compensation Committee believes that the investment in new products and acquisition of new technologies and manufacturing facilities will result in significant growth of revenues and profits in future periods.

        Joel Girsky, Chairman, Compensation Committee
        S. Robert Foley
        E. Donald Shapiro
                  Members of the Compensation Committee


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described above, members of the Compensation Committee are Joel Girsky, Chairman, S. Robert Foley and E. Donald Shapiro. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                          REPORT OF THE AUDIT COMMITTEE

     The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is comprised of three non-employee directors, each of whom satisfies the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the independence requirements of the AMEX. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which is reviewed and reassessed annually by the Audit Committee.

     The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internals controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the fiscal year ended April 30, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of
significant  judgments,   and  the  clarity  of  disclosures  in  the  financial
statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, management and the independent auditors have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has received from and discussed with the independent auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal year 2005.

     In reliance on the reviews  and  discussions  referred to above,  the Audit
Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2005 for filing with the Securities and Exchange Commission.


        E. Donald Shapiro, Chairman of Audit Committee
        Joel Girsky
        S. Robert Foley
               Members of the Audit Committee

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Officers") based on salary and bonus earned during fiscal 2005.

                                                 Annual Compensation                   Long-Term
                                                                                   Compensation Awards
                                         --------------------------------------- ------------------------
                                                                                 $Value of
                                                                  Other          Restricted   Securities
                                                                  Annual           Stock      Underlying
Name and Principal Position     Year      Salary      Bonus     Compensation       Awards      Options
                                                                    (3)             (4)
------------------------------ ------- ----------- ----------- ----------------- ----------- ------------
Martin B. Bloch                 2005     $415,385   $345,000      $61,718          $3,439          -0-
President, Chief               ------- ----------- ----------- ----------------- ----------- ------------
Executive Officer               2004      423,077     40,000       27,989           2,492          -0-
                               ------- ----------- ----------- ----------------- ----------- ------------
                                2003      415,385         -0-      24,742           2,923          -0-

=========================================================================================================
Michel Gillard (1)              2005      226,102         -0-      38,431              -0-         -0-
President, Gillam-FEI          ------- ----------- ----------- ----------------- ----------- ------------
                                2004      211,092         -0-      35,880              -0-         -0-
                               ------- ----------- ----------- ----------------- ----------- ------------
                                2003      177,481         -0-      26,492              -0-         -0-

=========================================================================================================
Markus Hechler                  2005      190,962     18,000       21,560           3,313       7,500(5)
Executive Vice                 ------- ----------- ----------- ----------------- ----------- ------------
President                       2004      190,385     36,000       18,872           3,042       8,000(5)
                               ------- ----------- ----------- ----------------- ----------- ------------
                                2003      183,462         -0-      22,416           2,947       8,000(5)

=========================================================================================================
Hugo Fruehauf (2)               2005      155,000     22,830       11,957           3,178       2,500(5)
President, FEI-Zyfer, Inc.     ------- ----------- ----------- ----------------- ----------- ------------
                                2004      150,026         -0-      13,477           4,305      15,000(5)

=========================================================================================================
Oleandro Mancini                2005      136,539     18,000       22,186           3,172      17,500(5)
Vice-President,                ------- ----------- ----------- ----------------- ----------- ------------
Business Development            2004      133,461     35,000       21,480           3,369      10,000(5)
                               ------- ----------- ----------- ----------------- ----------- ------------
                                2003      126,000         -0-      24,679           3,163       7,000(5)
=========================================================================================================

Notes:

(1) Mr. Gillard's euro-denominated base compensation has remained the same in each of the three-years presented above. The dollar-denominated increases are due solely to the effect of changes in the rate of exchange between the euro and the dollar.

(2) Mr. Fruehauf became an officer of the Company upon the acquisition of FEI-Zyfer, Inc. on May 9, 2003.

(3) The amounts shown in this column constitute (i) automobile allowance; (ii) insurance premiums to provide term life insurance benefits (available to all employees); (iii) the cost of medical insurance (available to all employees); and (iv) the costs of medical reimbursements available to officers. In the case of Mr. Bloch, this amount also includes $34,063 for the payment of premiums for life insurance policies, the beneficiaries of which are Mr. Bloch's heirs.

(4) Represents the dollar value, as at the date of contribution, of shares of Common Stock of the Company distributed under the Company's Profit Sharing Plan and Trust under section 401(k) of the Internal Revenue Code ("401(k)"). In fiscal years 2005, 2004 and 2003, the Company made matching contributions of Company Common Stock to the accounts of Named Officers in amounts which varied from 242 to 262 in fiscal year 2005, from 189 to 270 shares in fiscal year 2004 and from 327 to 354 shares in fiscal year 2003. The average market value of the awarded shares at the time of allocation was $13.13 in fiscal year 2005, $12.48 in fiscal year 2004 and $8.95 in fiscal year 2003. Company matching contributions to the 401(k) plan are made in proportion to the cash contributions of individual employees to the plan. Mr. Gillard, who is not a resident of the United States, does not participate in the 401(k) plan.

(5) Represents shares awarded under the Company's 2001 Incentive Stock Option Plan. The exercise prices of the awarded options are at the fair market value of the Company's Common Stock on the date of grant. (See "Option Grants in Fiscal 2005" below.) The options are exercisable in increments of 25% annually (and cumulatively) beginning one year after date of grant.

Stock Options

Options Granted:

     The following table sets forth certain information with respect to options to acquire common stock that were granted during the fiscal year ended April 30, 2005, to each of the Named Officers under the Company's stock option plans.

                          OPTION GRANTS IN FISCAL 2005

                                Individual Grants
-------------------------------------------------------------------------     Potential Realizable Value
                       No. of       % of Total                                at Assumed Annual Rates of
                      Securities     Options       Exercise                   Stock Price Appreciation for
                      Underlying    Granted to     or Base                            Option Term
                      Options      Employees in     Price      Expiration    -----------------------------
          Name        Granted      Fiscal Year      ($/Sh)       Date            5%($)          10%($)
          ----        -------      ------------    --------    ----------     ------           -------
Martin B. Bloch           -0-          -                 -             -             -               -
Michel Gillard            -0-          -                 -             -             -               -
Markus Hechler          7,500        7.4%           $14.40      12/21/14        $67,921        $172,124
Hugo Fruehauf           2,500        2.5%           $14.40      12/21/14        $22,640         $57,375
Oleandro Mancini        7,500        7.4%           $14.40      12/21/14        $67,921        $172,124
Oleandro Mancini       10,000        9.9%           $11.22       4/26/15        $70,562        $178,818

Option Exercises and Year-end Values:

     The following table sets forth certain information with respect to options exercised during fiscal 2005 by each Named Officer and option values as of April 30, 2005.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005
                        AND FISCAL YEAR-END OPTION VALUES

                                                No. of Securities         Value of
                                                  Underlying            Unexercised
                                                  Unexercised           In-the-Money
                       Shares                   Options at Fiscal     Options at Fiscal
                      Acquired                     Year-End               Year-End ($)
                        on         Value        Exercisable (E)/      Exercisable (E)/
            Name      Exercise   Realized ($)   Unexercisable (U)     Unexercisable (U)
            ----      --------   ------------   -----------------     ------------------
  Martin B. Bloch       -0-        $-0-            228,000 (E)           $194,040 (E)
                                                         0 (U)                 $0 (U)

  Michel Gillard        -0-         -0-             25,000 (E)                 $0 (E)
                                                         0 (U)                 $0 (U)

  Markus Hechler        -0-         -0-             64,750 (E)           $169,343 (E)
                                                    21,250 (U)            $32,315 (U)

  Hugo Fruehauf         -0-         -0-             21,750 (E)            $72,315 (E)
                                                     1,250 (U)               $475 (U)

  Oleandro Mancini      -0-         -0-             23,500 (E)            $24,640 (E)
                                                    31,000 (U)            $34,865 (U)

Equity Compensation Plan Information

Securities Authorized for Issuance under Equity Compensation Plans:

     The following table sets forth as of April 30, 2005, the number of shares of Company Common Stock to be issued upon exercise of outstanding stock option grants and the number of shares available for future issuance under such plans:

   Plan Category      Number of        Weighted-average   Number of securities
                      securities to    exercise price     remaining available
 (see Notes below)    be issued upon   of outstanding     for future issuance
                      exercise of      options,           under equity
                      outstanding      warrants and       compensation plans
                      options,         rights             (excluding securities
                      warrants and                        reflected in column
                      rights                              (a))
                           (a)             (b)                   (c)
-------------------------------------  -----------------  -------------------
Equity compensation
plans approved by
security holders          459,300         $9.38                109,750
-------------------------------------  -----------------  -------------------
Equity compensation
plans not approved
by security holders       814,237        $12.82                189,500
-------------------------------------  -----------------  -------------------
       Total            1,273,537        $11.58                299,250
-----------------------------------------------------------------------------

Notes:

Equity compensation plans approved by security holders consist of:

1. 2001 Incentive Stock Option Plan- Under the terms of this plan, adopted in fiscal year 2002 and approved by shareholders on October 3, 2001, stock options may be granted to employees, officers and directors of the Company at a price at least equal to the fair market of the Company's Common Stock on the date of grant. Options generally are exercisable over a four-year period beginning one year after date of grant and expire ten years after the grant date. After fiscal year 2011, no additional shares may be issued from this plan.

2. Senior Executive Stock Option Plan (Senior ESOP)- Under the terms of this plan, adopted in fiscal year 1989 and approved by shareholders on October 13, 1988, stock options may be granted to the Company's President, Chairman of the Board and the president of any subsidiary with gross sales in excess of $30 million. Stock options may be granted at a price at least equal to the fair market value of the Company's Common Stock on the date of grant. Vesting and the terms of exercise of the stock options are at the discretion of the Company's Board of Directors. No additional options may be granted under the plan after December 14, 1997 and no option awards may be exercised after August 2008.

3. Restricted Stock Plan- Under the terms of this plan, adopted in fiscal year 1990 and approved by shareholders on October 12, 1989, the Company may sell its Common Stock to certain key management employees, including officers and directors, at a purchase price as determined by the Board of Directors but not less than the par value of the Common Stock. Any shares acquired under the plan may not be sold or transferred, except in the event of a change in control as defined. No additional restricted stock may be sold under the plan after December 31, 1998.

Equity compensation plans not approved by security holders consist of:

i- Independent Contractor Stock Option Plan- Under the terms of this plan, adopted in fiscal year 1998, options to acquire shares of the Company's Common Stock may be granted to individuals who provide services to the Company but who are not employees. The option price, number of shares, timing and duration of option grants is at the discretion of the Independent Contractor Stock Option Committee. In recent grants, the option price was equal to the then fair market value of the Company's Common Stock, a portion of each grant was immediately exercisable and the options expire in ten years from date of grant.

ii- 1993 Non-Statutory Stock Option Plan- Under the terms of this plan, adopted in fiscal year 1993, stock options may be granted to employees, officers and directors of the Company at a price at least equal to the fair market of the Company's Common Stock on the date of grant. Options generally are exercisable over a four-year period beginning one year after date of grant and expire ten years after the grant date. After fiscal year 2003, no additional shares may be issued from this plan.

iii- President's Employment Contract- Under the terms of an employment contract, entered into in fiscal year 2001, Mr. Bloch, the Company's President, CEO and Chief Scientist, was granted an option to acquire 180,000 shares of the Company's Common Stock at the then fair market value of $13.49. The option is exercisable 25% per year and expires in ten years from date of grant.

Long-term Incentive Plans

     The Company does not maintain any compensation plans for its executive officers or directors or for any of its other employees which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year other than the restricted stock and stock option plans discussed in the Compensation Committee Report, above. Awards under these plans are shown in the Summary Compensation Table, above.

Pension Benefits

     The Company has no defined benefit or actuarial retirement plans in effect. It has entered into certain Executive Incentive Compensation ("EIC") agreements with key employees (including some officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause. The Company pays compensation benefits out of its working capital but has also purchased whole life insurance (of which it is the sole beneficiary) on the lives of certain of the participants to cover the optional lump sum obligations under the EIC agreements upon the death of the participant. The annual premiums paid during fiscal year 2005 were less than the increase in cash surrender value of such insurance policies. The annual benefit provided under the program in fiscal year 2005 upon retirement at age 65 or death is as follows: Martin B. Bloch- $170,000, Markus Hechler- $75,000 and Oleandro Mancini- $35,000. The benefit described above is payable for ten years or the life of the participant, whichever is longer. Two years after retirement or early retirement, the participants can elect to receive the benefit, less benefits received during the two-year period, in a lump sum under certain conditions. Upon voluntary termination of employment or discharge not for cause, the participant would be entitled to a lump sum payment, the amount of which varies based on the year in which termination occurs and the nature of the termination as set forth in the individual's EIC agreement. In conjunction with the program, the participants are required to make certain covenants with the Company relating to, among other things, nondisclosure of confidential information, noncompetition with the Company and the providing of consulting services subsequent to retirement.

Performance Graph

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company with the cumulative total return of the companies listed in the Standards & Poors' Small Cap 600 Stock Index (the "S&P 600 Small Cap Index") and an industry peer group index (the "Peer Group Index"). The graph assumes that $100 was invested on May 1, 2000 in each of the Common Stock of the Company, the stock of the companies comprising the S&P 600 Small Cap Index and the common stock of the companies comprising the Peer Group Index, including the reinvestment of dividends, through April 30, 2005. The Peer Group Index consists of Aeroflex Inc., Anaren Inc., Ball Corp., Comtech Telecommunications Corp., EDO Corp., Iteris Holdings, Inc., Merrimac Industries, Inc., Scientific Atlanta, Inc., Skyworks Solutions, Inc., Symmetricom Inc. and Trimble Navigation, Ltd.

                     Cumulative Total Shareholder Return for
                      Five-year Period Ended April 30, 2005

      [THE FOLLOWING TABLE REPRESENTS A LINE GRAPH IN THE SOURCE DOCUMENT]

                          Performance Graph Data Table:

--------------------------------------------------------------------------------
                         2000      2001      2002      2003     2004      2005
--------------------------------------------------------------------------------
Frequency Electronics   100.00     92.99     78.32    63.54     86.99     74.66
--------------------------------------------------------------------------------
S&P 600 Small Cap       100.00    108.09    125.97    99.58    139.36    153.89
--------------------------------------------------------------------------------
Peer Group              100.00     85.85     52.76    43.82     69.10     73.26
--------------------------------------------------------------------------------

Employment Contracts and Change-In-Control-Arrangements

     None of the Named Officers are employed by the Company pursuant to employment agreements, other than Mr. Bloch as described in the Compensation Committee Report above. As described in the Compensation Committee Report beginning on page 20, the Company has provided supplemental separation benefits for certain executive officers, including Mr. Bloch, Mr. Hechler and Mr. Mancini, in the event of a change in control or ownership of part or all of the Company. Such benefits will be provided only if an officer is discharged without cause and is not offered the opportunity to be hired by the new or successor management or company within 30 days at no less than the base salary earned before discharge. The Company does not have any other material compensatory plans or arrangements with its employees with respect to any resignation, retirement or other termination of such persons employed with the Company resulting from, or in any way connected with, a change-in-control of the Company.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedule thereto, for the fiscal year ended April 30, 2005, is being mailed to stockholders concurrently with the mailing of this Proxy Statement. For a charge of $50, the Company agrees to provide a copy of the exhibits to the Form 10-K to any stockholders who request such a copy.


                                           By Order of the Board of Directors,

                                                   /s/HARRY NEWMAN
                                                   ---------------
                                                     HARRY NEWMAN
                                                     Secretary

Dated:  August 26, 2005